UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Laird Superfood, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-39537	81-1589788
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5303 Spine Road, Suite 204, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 588-3600

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2026, Ms. Anya Hamill notified Laird Superfood, Inc. (the “Company”) that she will resign as Chief Financial Officer of the Company (“CFO”), effective as of August 31, 2026 (the “Effective Date”). The Company has commenced a search process to identify a new permanent CFO to commence services in such capacity following the Effective Date.  The search will include both internal and external candidates.  Ms. Hamill will continue to serve in her role through the Effective Date.  There are no disagreements between Ms. Hamill and the Company’s board of directors or management and her departure is not related to the Company’s operations, policies, practices or any issues regarding the integrity of the Company’s financial statements or accounting policies and practices or the effectiveness of the Company’s internal control over financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 14, 2026

Laird Superfood, Inc.

		By:	/s/ Anya Hamill
		Name:	Anya Hamill
		Title:	Chief Financial Officer